TEXTRON	Exhibit 99
	Corporate Communications Department	NEWS Release
Investor Contacts: Doug Wilburne - 401-457-2353 Bill Pitts - 401-457-2502	FOR IMMEDIATE RELEASE
Media Contact: Karen Gordon - 401-457-2362
Textron Reports Fourth Quarter EPS at High End of Target Range Exceeds Cash Flow Target Increases 2005 Guidance

 Providence, Rhode Island - January 27, 2005 - Textron Inc. (NYSE: TXT) today posted strong fourth quarter and full-year 2004 results, reporting increases in earnings per share, cash and revenues.

"The accelerated execution of our transformation efforts, combined with continued recovery in many of our end markets, drove strong performance in 2004 while positioning us for further growth in 2005 and beyond," said Textron Chairman, President and CEO Lewis Campbell.

Textron reported fourth quarter 2004 income from continuing operations of $122 million, up from $86 million in the fourth quarter 2003. Including discontinued operations, fourth quarter 2004 net income was $125 million or $0.89 per share, up from $83 million or $0.60 per share in the fourth quarter 2003.

Full-year 2004 income from continuing operations was $373 million up from $292 million a year ago. Including discontinued operations, net income was $365 million or $2.61 per share, up from $259 million or $1.89 per share for full-year 2003.

Full-year 2004 revenues were $10.2 billion, up from $9.8 billion in 2003, reflecting increased revenues at Cessna, Fastening Systems and Industrial, offsetting lower revenues at Bell and Textron Financial.

Fourth quarter 2004 net income included $0.21 per share in after-tax costs related to restructuring, compared to $0.31 in the fourth quarter of 2003. Excluding these costs, fourth quarter 2004 adjusted earnings per share were $1.10, up 20.9% from $0.91 per share last year.

Full-year 2004 net income included $0.82 per share in after-tax costs related to restructuring and $0.07 per share in after-tax gains on the sale of a joint venture interest and common stock holdings in Collins & Aikman Corporation. Full-year 2003 earnings included $0.92 per share in after-tax special charges related to restructuring and intangible impairments, a $0.07 per share after-tax charge for unamortized issuance costs related to the redemption of the $500 million Textron Capital I trust preferred securities and a $0.09 per share after-tax gain from the sale of Textron's interest in an Italian automotive joint venture.

Excluding these items, full-year 2004 adjusted earnings per share were $3.36, up 20.4% compared to $2.79 per share in 2003.

Manufacturing cash flow from operations for the full-year 2004 was $973 million, compared to $691 million last year, resulting in free cash flow before restructuring in 2004 of $752 million, compared to $494 million last year. The company had previously targeted full-year free cash flow before restructuring in the range of $600 - $700 million.

Outlook

Textron expects full-year 2005 revenues will be up about seven percent, while earnings per share are expected to be between $3.85 and $4.05. First quarter earnings per share are expected to be between $0.70 and $0.80. The company expects full-year 2005 manufacturing cash flow from operations will be between $850 million and $950 million, resulting in free cash flow between $500 million and $600 million.

The company's full-year guidance includes an assumed, $0.11 per share, after-tax cost to reflect the approximate full-year impact of expensing stock options, which was not included in our previous guidance. However, the company does not plan to implement the change in accounting for options until the third quarter, 2005. Therefore, the company's first quarter guidance does not reflect any of the impact of expensing options.

"Our outlook for growth in 2005 and beyond is increasingly positive as we see continuing expansion in our markets, particularly at Bell and Cessna. Furthermore, the future benefits of our ongoing transformation initiatives will continue to add to the competitiveness and earnings power of our businesses," Campbell added.

Presentation of Results and Outlook

During the fourth quarter of 2004, Textron reached a final decision to sell the remaining assets of its InteSys operations. As a result, the company reclassified the financial results from this business, and all the previously sold InteSys businesses, as discontinued operations in the fourth quarter of 2004. InteSys was previously reported as part of the Industrial segment. Historical results from 1999 through 2004 have been recast to reflect the transaction and are available for downloading on Textron's investor relations homepage at www.textron.com.

Textron presents adjusted results before restructuring costs and other special items because such items are outside normal business operations and are difficult to forecast accurately for specific periods. Such items are either isolated or temporary in nature. Therefore, it is helpful to understand results without these items, especially when comparing results to previous periods or forecasting performance in future periods.

For example, Textron incurred $143 million in pre-tax costs during 2004 for its restructuring program. During the execution of the restructuring program, the company incurred significant costs that were supplementary to the ongoing operating costs of the business. These costs were not directly related to ongoing business results when they occurred and did not occur with regularity or predictability.

Results before restructuring costs and other special items are also the basis for measuring operating performance for management compensation purposes. However, analysis of the company's results before restructuring costs and other special items should be used only in conjunction with data presented in accordance with Generally Accepted Accounting Principles (GAAP). Reconciliations of the company's results and outlook to GAAP are included below.

Fourth Quarter Segment Analysis

Bell

Bell segment revenues decreased $85 million, while profit decreased by only $1 million.

U.S. Government revenues were down due to lower revenue on the V-22 program and lower sales related to a contract for training aircraft completed in 2003, partially offset by higher revenue on the H-1 upgrade program. Commercial revenues were up primarily due to higher foreign military sales.

Segment profit decreased due to lower profit in the U.S. Government business, partially offset by higher profit in the commercial business. U.S. Government profit decreased primarily due to lower revenue. Commercial profit increased primarily due to higher spares profit, the impact of the higher foreign military sales and a favorable mix of commercial aircraft sales, partially offset by higher engineering expense and higher selling and administrative expenses.

Bell Helicopter's backlog of $2.8 billion was up from $1.4 billion a year ago.

Cessna

Cessna segment revenues and profit increased $236 million and $76 million, respectively.

Cessna revenues increased primarily due to higher sales volumes across all product lines and higher pricing. Additionally, the consolidation of CitationShares contributed $38 million.

Segment profit increased due to the higher volumes, improved cost performance, and higher pricing, partially offset by inflation.

Backlog from unaffiliated customers of $5.4 billion was up from $3.9 billion a year ago. In addition, Cessna also had orders from its CitationShares joint venture totaling $497 million.

Fastening Systems

Fastening Systems segment revenues increased $22 million, while profit decreased $9 million.

Revenues increased primarily due to favorable foreign exchange and higher pricing, partially offset by lower sales volume.

Profit decreased due to inflation, new plant launch costs and lower volumes, partially offset by improved cost performance, higher pricing and the favorable impact of foreign exchange. Inflation included higher steel costs, which were only partially offset by pricing actions during the quarter.

Industrial

Industrial segment revenues decreased by $10 million, while profit increased by $3 million.

Revenues decreased primarily due to lower sales volume at Kautex, and the divestiture of a non-core product line in the second quarter, partially offset by the favorable impact of foreign exchange.

Profit increased due to cost reduction initiatives, improved credit performance, and the favorable impact of higher warranty expense in 2003, partially offset by inflation and lower volume.

Finance

Finance segment revenues decreased $9 million, while profit decreased $8 million.

Revenues decreased primarily due to lower securitization and syndication gains. The decrease in profit reflected the lower gains, as well as an impairment charge related to an asset in our liquidating receivables portfolio, partially offset by a decrease in the provision for loan losses, reflecting an improvement in portfolio quality.

Conference Call Information

Textron will host a conference call today, January 27, 2005, at 9:00 a.m. Eastern time to discuss the company's results and outlook. The call will be available via webcast at www.textron.com or by direct dial at (888) 428-4480 in the U.S. or (651) 291-5254 outside of the U.S. (request the Textron Earnings Conference). The call will be recorded and available for playback beginning at 12:30 p.m. Eastern time on Thursday, January 27, 2005 by dialing (320) 365-3844; Access Code: 752857.

Textron Inc. (NYSE:TXT) is a $10 billion multi-industry company with 44,000 employees in 40 countries. The company leverages its global network of aircraft, industrial and finance businesses to provide customers with innovative solutions and services. Textron is known around the world for its powerful brands such as Bell Helicopter, Cessna Aircraft, Kautex, Lycoming, E-Z-GO and Greenlee, among others. More information is available at www.textron.com.

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Forward-looking Information: Certain statements in this release and other oral and written statements made by Textron from time to time are forward-looking statements, including those that discuss strategies, goals, outlook or other non-historical matters; or project revenues, income, returns or other financial measures. These forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those contained in the statements, including the following: (a) the extent to which Textron is able to achieve savings from its restructuring plans; (b) uncertainty in estimating the amount and timing of restructuring charges and related costs; (c) changes in worldwide economic and political conditions that impact interest and foreign exchange rates; (d) the occurrence of work stoppages and strikes at key facilities of Textron or Textron's customers or suppliers; (e) government funding and program approvals affecting products being developed or sold under government programs; (f) cost and delivery performance under various program and development contracts; (g) the adequacy of cost estimates for various customer care programs including servicing warranties; (h) the ability to control costs and successful implementation of various cost reduction programs; (i) the timing of certifications of new aircraft products; (j) the occurrence of slowdowns or downturns in customer markets to which Textron products are sold or supplied or where Textron Financial offers financing; (k) changes in aircraft delivery schedules or cancellation of orders; (l) the impact of changes in tax legislation; (m) the extent to which Textron is able to pass raw material price increases through to customers or offset such price increases by reducing other costs; (n) Textron's ability to offset, through cost reductions, pricing pressure brought by original equipment manufacturer customers; (o) the availability and cost of insurance; (p) increases in pension expenses related to lower than expected asset performance or changes in discount rates; (q) Textron Financial's ability to maintain portfolio credit quality; (r) Textron Financial's access to debt financing at competitive rates; (s) uncertainty in estimating contingent liabilities and establishing reserves to address such contingencies; (t) performance of acquisitions; and (u) the efficacy of research and development investments to develop new products.

TEXTRON INC.
Revenues and Income by Business Segment
Three Months Ended January 1, 2005 and January 3, 2004
(Dollars in millions except per share amounts)
(Unaudited)
	January 1, 2005		January 3, 2004
	GAAP	As Adjusted (a)	GAAP	As Adjusted (a)
REVENUES
MANUFACTURING:
Bell	$590	$590	$675	$675
Cessna	856	856	620	620
Fastening Systems	479	479	457	457
Industrial (b)	763	763	773	773
	2,688	2,688	2,525	2,525
FINANCE (b)	145	145	154	154
Total revenues	$2,833	$2,833	$2,679	$2,679
PROFIT
MANUFACTURING:
Bell	$68	$68	$69	$69
Cessna	119	119	43	43
Fastening Systems	8	8	17	17
Industrial (b)	47	47	44	44
	242	242	173	173
FINANCE (b)	44	44	52	52
Segment profit	286	286	225	225
Special charges (c)	(46)	-	(63)	-
Corporate expenses and other, net	(48)	(48)	(38)	(38)
Interest expense, net	(22)	(22)	(26)	(26)
Income from continuing operations before income taxes	170	216	98	161
Income taxes	(48)	(62)	(12)	(34)
Income from continuing operations	122	154	86	127
Income (loss) from discontinued operations, net of income taxes (b)	3	(1)	(3)	(2)
Net income	$125	$153	$83	$125
Earnings per share: (f)
Income from continuing operations	$0.87	$1.11	$0.62	$0.92
Income (loss) from discontinued operations, net of income taxes (b)	0.02	(0.01)	(0.02)	(0.01)
Net income	$0.89	$1.10	$0.60	$0.91
Average diluted shares outstanding	139,704,000	139,704,000	138,326,000	138,326,000

TEXTRON INC.
Revenues and Income by Business Segment
Twelve Months Ended January 1, 2005 and January 3, 2004
(Dollars in millions except per share amounts)
(Unaudited)
	January 1, 2005		January 3, 2004
	GAAP	As Adjusted (a)	GAAP	As Adjusted (a)
REVENUES
MANUFACTURING:
Bell	$2,254	$2,254	$2,348	$2,348
Cessna	2,473	2,473	2,299	2,299
Fastening Systems	1,924	1,924	1,737	1,737
Industrial (b)	3,046	3,046	2,836	2,836
	9,697	9,697	9,220	9,220
FINANCE (b)	545	545	572	572
Total revenues	$10,242	$10,242	$9,792	$9,792
PROFIT
MANUFACTURING:
Bell	$250	$250	$234	$234
Cessna	267	267	199	199
Fastening Systems	53	53	66	66
Industrial (b)	194	194	150	150
	764	764	649	649
FINANCE (b)	139	139	122	122
Segment profit	903	903	771	771
Special charges (c)	(131)	-	(152)	-
Gain on sale of business (d)	-	-	15	-
Corporate expenses and other, net	(149)	(149)	(119)	(119)
Interest expense, net	(95)	(95)	(98)	(98)
Income from continuing operations before income taxes and distributions on preferred securities of subsidiary trusts	528	659	417	554
Income taxes	(155)	(190)	(112)	(153)
Distributions on preferred securities of manufacturing subsidiary trust, net of income taxes (e)	-	-	(13)	(13)
Income from continuing operations	373	469	292	388
(Loss) income from discontinued operations, net of income taxes (b)	(8)	2	(33)	(5)
Net income	$365	$471	$259	$383
Earnings per share: (f)
Income from continuing operations	$2.66	$3.35	$2.13	$2.83
(Loss) income from discontinued operations, net of income taxes (b)	(0.05)	0.01	(0.24)	(0.04)
Net income	$2.61	$3.36	$1.89	$2.79
Average diluted shares outstanding	140,169,000	140,169,000	137,217,000	137,217,000

TEXTRON INC.
Revenues and Income by Business Segment
Three and Twelve Months Ended January 1, 2005 and January 3, 2004
(Dollars in millions except per share amounts)
(Unaudited)

(a)     The "As Adjusted" column excludes items recorded in special charges and the gain on sale of businesses. Textron presents its results "as adjusted", before restructuring and other special items, because such items are outside normal business operations, as well as difficult to forecast accurately for specific periods. Such items are either isolated or temporary in nature; therefore, it is helpful to understand results without these items, especially when comparing results for previous periods or forecasting performance in future periods. In addition, Textron uses "as adjusted" results to measure operating performance for management compensation purposes. Any analysis of results before restructuring costs and other special items should be used only in conjunction with data presented in accordance with Generally Accepted Accounting Principles (GAAP).

A reconciliation of net income as reported under GAAP to net income, as adjusted is as follows:
	Fourth Quarter		Twelve Months
	2004	2003	2004	2003
GAAP net income	$125	$83	$365	$259
Adjustments to continuing operations:
Restructuring	46	63	143	137
Other special charges (gains)	-	-	(12)	15
Gain on sale of business	-	-	-	(15)
Tax impact of excluded items	(14)	(22)	(35)	(41)
Adjustments to discontinued operations:
Restructuring	1	2	19	7
Other special charges (gains)	-	-	-	30
Gain on sale of business	-	-	(7)	-
Tax impact of excluded items	(5)	(1)	(2)	(9)
Net income, as adjusted	$153	$125	$471	$383

(b)     During the fourth quarter of 2004, Textron reached a final decision to sell the remainder of its InteSys operations. In 2003, Textron sold its Small Business Direct portfolio in the fourth quarter and consummated the sale of its remaining OmniQuip businesses in the third quarter. As a result of these actions, financial results of these businesses, net of taxes, are now reported as discontinued operations. Discontinued operations also reflects a second quarter 2004 gain, net of taxes, from the sale of InteSys' two Brazilian-based joint ventures. The InteSys and OmniQuip businesses were previously reported within the Industrial segment and the Small Business Direct portfolio was previously reported within the Finance segment.

(c)     Special charges include 1) restructuring expenses and fixed asset impairment charges associated with reducing overhead and closing, consolidating and downsizing manufacturing facilities, headcount reductions, consolidating operations and exiting non-core product lines, 2) a $12 million pre-tax gain, in 2004, on the sale of the remaining shares of Collins & Aikman common stock, and 3) $15 million in unamortized issuance costs written off in 2003 upon the redemption of the preferred securities described in note (e).

(d)     In the first quarter of 2003, Textron recorded a gain on the sale of its interest in an Italian automotive joint venture to Collins & Aikman.

(e)     Textron Inc. redeemed the $500 million Textron Capital I trust preferred securities in July 2003 related to Textron's call of its 7.92% Junior Subordinated Deferrable Interest Debentures, which were held by the trust and also redeemed in July 2003.

(f)     Reconciliation of GAAP EPS to EPS, as adjusted:

	Fourth Quarter		Twelve Months
	2004	2003	2004	2003
GAAP EPS	$0.89	$0.60	$2.61	$1.89
Adjustments to continuing operations:
Restructuring	0.24	0.30	0.75	0.72
Other special charges (gains)	-	-	(0.06)	0.07
Gain on sale of businesses	-	-	-	(0.09)
Adjustments to discontinued operations:
Restructuring	(0.03)	0.01	0.07	0.02
Other special charges (gains)	-	-	-	0.18
Gain of sale of businesses	-	-	(0.01)	-
EPS, as adjusted	$1.10	$0.91	$3.36	$2.79

TEXTRON INC.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	January 1, 2005	January 3, 2004
Assets
Cash and cash equivalents	$ 605	$ 481
Accounts receivable, net	1,211	1,124
Inventories	1,742	1,503
Other current assets	581	525
Net property	1,922	1,901
Other assets	3,047	3,232
Assets of discontinued operations	29	72
Textron Finance assets	6,738	6,333
Total Assets	$ 15,875	$ 15,171

Liabilities and Shareholders' Equity
Current portion of long-term debt and short-term debt	$ 433	$ 316
Other current liabilities	2,537	2,000
Other liabilities	2,187	2,109
Long-term debt	1,358	1,711
Liabilities of discontinued operations	5	21
Textron Finance liabilities	5,703	5,324
Total Liabilities	12,223	11,481

Total Shareholders' Equity	3,652	3,690
Total Liabilities and Shareholders' Equity	$ 15,875	$ 15,171

Textron Inc.
Reconciliation of GAAP Measures to Non-GAAP Measures
(Dollars in millions except per share amounts)
	Fourth Quarter		Full Year
	2004 Actual	2003 Actual	2005 Outlook	2004 Actual	2003 Actual
Cash flow from operations - GAAP	$176	$382	$850 - 950	$973	$691
Capital expenditures and lease additions	(106)	(118)	(356)	(334)	(306)
Proceeds on sale of fixed assets	9	26	6	46	55
Free cash flow after restructuring	79	290	500 - 600	685	440
After-tax cash used for restructuring activities	15	17	-	67	54
Free cash flow before restructuring - as adjusted	$94	$307	$500 - 600	$752	$494